Exhibit 99.3

Owens & Minor, Inc. Completes Acquisition of Apria, Inc.

Closure of previously announced acquisition combines complementary Byram and Apria product portfolios to enhance patient service through the hospital and into the home

Expansion of Owens & Minor’s presence in the rapidly growing home healthcare market accelerates growth platform and diversifies company financials

RICHMOND, Va.—March 29, 2022—Owens & Minor, Inc. (NYSE: OMI), a leading global healthcare solutions company, today announced that it has closed the previously announced acquisition of Apria, Inc. The acquisition was consummated for total consideration in cash of approximately $1.6 billion. The purchase was funded with a combination of debt and cash on hand.

The transaction combines the strength of Owens & Minor’s existing Byram Healthcare business with Apria to create an enhanced experience for the patient, provider and payor. The combined entity will create:

•	One of the broadest portfolios of complementary products to service patients with chronic and non-chronic conditions

•	An expanded product delivery and distribution model

“We are excited to finalize the acquisition and for Apria to become part of Owens & Minor,” commented Edward A. Pesicka, President and Chief Executive Officer, Owens & Minor. “Apria is a perfect complement to our Byram business. This portfolio expansion strengthens Owens & Minor’s position in the fast-growing home health industry and enhances our ability to support healthcare beyond the hospital for both new and existing patients.”

Apria will be combined with Owens & Minor’s existing Byram Healthcare business to form the new Patient Direct segment. This new segment creates a robust commercial team with greater access to patients across a wider geographic footprint. It also expands Owens & Minor’s home healthcare portfolio to cover an unmatched range of chronic and acute care needs including diabetes, ostomy, incontinence, wound care, home respiratory, obstructive sleep apnea and negative pressure wound therapy. The company will leverage its existing market reach and expertise in the hospital setting to create a more efficient, single-source home healthcare delivery and distribution model to support patients as their care transitions from the hospital into the home.

Daniel J. Starck, who has served as Chief Executive Officer for Apria since 2015, has joined Owens & Minor and will lead the new Patient Direct segment.

“We look forward to unleashing the full potential of our teammates in the new Patient Direct segment to achieve even better clinical connectivity between the patient, the provider and the payor,” said Daniel J. Starck, Executive Vice President, President-Patient Direct, Owens & Minor.

“Owens & Minor continues to build momentum in the healthcare industry, expanding our Americas-based PPE and surgical product manufacturing and now accelerating our leadership position in home healthcare,” added Pesicka. “We welcome our newest teammates from Apria and look forward to continued success in our Mission of Empowering Our Customers to Advance Healthcare.”

Beginning in the first quarter of 2022, Owens & Minor will change its reporting structure to reflect the company’s go-to-market approach. The two legacy segments will be replaced with two new segments: Patient Direct and Products & Healthcare Services. Patient Direct will be a combination of Byram and Apria, while Products & Healthcare Services will be a combination of the global products, medical distribution and services businesses. The company will release a historical recast of 2021, by quarter, ahead of reporting first quarter 2022 earnings.

Evercore acted as the lead financial advisor and J.P. Morgan Securities LLC acted as financial advisor to Owens & Minor in connection with this acquisition. Owens & Minor’s legal advisor is Kirkland & Ellis LLP.

Goldman Sachs & Co. LLC acted as the lead financial advisor and Citigroup Global Markets Inc. acted as financial advisor to Apria in connection with the acquisition. Apria’s legal advisor is Simpson Thacher & Bartlett LLP.

Learn more about how Owens & Minor empowers customers to advance healthcare at www.owens-minor.com/about/.

About Owens & Minor

Owens & Minor, Inc. is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers. Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, uncertainties and assumptions, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements related to the acquisition of Apria, expected synergies and benefits relating to the acquisition and the time to achieve such synergies, and expectations regarding the integration of the combined company. Unless legally required, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors for Owens & Minor:

Alex Jost, CPA

Investor.Relations@owens-minor.com

Media for Owens & Minor:

Stacy Law, Media Relations

media@owens-minor.com